UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2022

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, the Board of Directors of United Bankshares, Inc. (the “Company”) approved a reorganization of the Company’s executive officers. In connection with the reorganization, Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company will become the Executive Chairman of the Board of Directors of the Company at the beginning of the second quarter, April 1, 2022.

In connection with the reorganization, the Company and Mr. Adams’ entered into the Amended and Restated Employment Agreement dated February 28, 2022 (the “Employment Agreement”). Under the Employment Agreement, Mr. Adams will be employed as the Executive Chairman of the Board of Directors of the Company, and as Chairman of the Board of Directors of the Company’s banking subsidiary, United Bank, until March 31, 2025, unless terminated or extended pursuant to the Employment Agreement. Mr. Adams will be paid a base salary equal to $1,297,920. Mr. Adams will participate in the Company’s annual incentive plan compensation; however, his target payout opportunity will be reduced from 90% of his annual base salary to 55% of his base salary. In addition, Mr. Adams will not participate in the long-term incentive plan, which reduces his target payout opportunity of an award of long-term incentive compensation consisting of time based and performance based restricted stock units from 150% of Richard M. Adams’ base salary to zero.

The foregoing summary of the Employment Agreement is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full Employment Agreement, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

Mr. Adams has been Chief Executive Officer since 1976, building the Company from a single-office $100 million bank to approximately 250 offices in eight (8) states and Washington, D.C. with nearly $30 billion in assets. Mr. Adams was recently recognized in the American Banker as the longest serving Chief Executive Officer among the top 100 U.S. Banks.

On February 28, 2022, the Board of Directors of the Company appointed Richard M. Adams, Jr. as Chief Executive Officer of the Company effective April 1, 2022. Richard M. Adams, Jr., age 53, has been President of the Company since 2014 and Executive Vice President of the Company from 2000 to 2014. Richard M. Adams, Jr. is the Vice-Chairman of United Bank. Richard M. Adams, Jr. joined the Company in 1994.

Richard M. Adams, Jr. has successfully served as the Company’s President for over 7 years and has served in a managerial capacity at the Company for over 21 years. Richard M. Adams, Jr. has the banking experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy.

Prior to joining the Company, Richard M. Adams, Jr. worked as an associate at Bowles Rice, LLP. He received his law degree from the Washington and Lee School of Law and performed his undergraduate studies at Pepperdine University and Rollins College.

Richard M. Adams, Jr. is the son of Richard M. Adams. There are no transactions in which Richard M. Adams, Jr. has an interest that are required to be disclosed under Item 404(a) of Regulation S-K. As part of Richard M. Adams, Jr.’s appointment as the Company’s Chief Executive Officer, he will receive a base salary of $950,000. Richard M. Adams, Jr. will participate in the Company’s annual incentive plan compensation with a target payout opportunity of 85% of his annual base salary. In addition, the target payout opportunity for an award of long-term incentive compensation consisting of time based and performance based restricted stock units is 130% of Richard M. Adams, Jr.’s base salary.

On February 28, 2022, the Board of Directors of the Company appointed James J. Consagra, Jr. as the President of the Company effective April 1, 2022. Mr. Consagra, age 61, has been the Chief Operating Officer of the Company since 2014 and Executive Vice-President of the Company since 1999. Mr. Consagra is the Chief Executive Officer of United Bank.

Mr. Consagra has over 30 years of banking experience and has served in various roles, including Executive Vice President and Chief Financial Officer of United Bank.

Mr. Consagra is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. As part of James J. Consagra, Jr.’s appointment as the Company’s President, he will receive a base salary of $850,000. Mr. Consagra will participate in the Company’s annual incentive plan compensation with a target payout opportunity of 70% of his annual base salary. In addition, the target payout opportunity for an award of long-term incentive compensation consisting of time based and performance based restricted stock units is 120% of Mr. Consagra’s base salary.

On February 28, 2022, the Board of Directors of the Company increased the size of the Board of Directors from thirteen (13) to fourteen (14) members and appointed Richard M. Adams, Jr. to serve on the Board to fill the vacancy created by that action. Richard M. Adams, Jr. was also appointed to serve on the Board of Directors of United Bank, the Company’s wholly owned subsidiary bank. The appointments are effective April 1, 2022.

There was no arrangement or understanding between Richard M. Adams, Jr. and any other person pursuant to which he was selected as a director. Consistent with the Company’s policy for employee directors, Richard M. Adams, Jr. will not receive compensation for his service on the Board of Directors.

Richard M. Adams, Jr. will serve on the Executive Committee.

P. Clinton Winter will continue to serve as the Lead Independent Director.

The Company issued a press release today announcing the reorganization of its executive officers. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Fifth Amended and Restated Employment Agreement between United Bankshares, Inc. and Richard M. Adams

99.1	Press Release, dated February 28, 2022 issued by United Bankshares, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: February 28, 2022	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer